EXHIBIT 23


                         CONSENT OF ERNST & YOUNG LLP


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10261) pertaining to the 1991 Stock Option Plan of Rochester Medical Corporation, of our report dated October 20, 2000, with respect to the financial statements and schedule of Rochester Medical Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 2000.



                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 13, 2000